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                                                                     EXHIBIT 4.4



                                                                  EXECUTION COPY

                                 ENGLISH VERSION

                    AMENDED & RESTATED MASTER LEASE AGREEMENT

         This Amended and Restated Master Lease Agreement (this "MASTER LEASE" or "AGREEMENT") is entered into this 16th day of May, 2002, between MATC Celular, S. de R.L. de C.V. ("MATC CELULAR"), and GRUPO IUSACELL CELULAR, S.A. DE C.V. (f/k/a Grupo Iusacell, S.A. de C.V.), for and on behalf of itself and its Affiliates ("LESSEE") and shall govern the relationship between the parties as of December 1, 2001.

         Capitalized terms not otherwise defined herein shall have the meaning assigned to them in Exhibit "A" of that certain Amended and Restated Build-to-Suit Agreement (the "BUILD-TO-SUIT AGREEMENT"), of even date, entered into by and between MATC Celular and Lessee and a copy of which is attached to this Master Lease as Exhibit "A".

                                    RECITALS

         I.       RECITALS OF LESSEE. Lessee recites that:

         a) It is a corporation duly incorporated and validly existing under the laws of Mexico, with the power and authority to enter into this Master Lease and to comply with its covenants and obligations as set forth hereunder, as evidenced by Public Deed No. 33,275granted on October 6, 1992, before Public Notary No. 1 of the Federal District, Lic. Roberto Nunez y Bandera, which first copy is duly registered at the Public Registry of Commerce of the Federal District, Mexico, under Commercial No. 168528,on November 27, 1992.

         b) Its representatives are duly authorized and have the required legal capacity to enter into this Master Lease on its behalf, and that their authority has not been modified, restricted, revoked or otherwise amended since the date on which it was granted, as evidenced by Public Deed No. 3,849 granted on June 26, 2001, before Public Notary No. 212 of the Federal District, Lic. Francisco Hugues Velez, which first copy is duly registered at the Public Registry of Commerce of the Federal District, Mexico, under Commercial No. 168528, on July 4, 2001.

         c) The terms and conditions of this Master Lease do not contravene any of its obligations under any agreements, permits, concessions and/or authorizations to which it is a party and therefore does not constitute a breach of any of such agreements, permits, concessions and/or authorizations.

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         II.      RECITALS OF MATC CELULAR. MATC Celular recites that:

         a) It is a corporation duly incorporated and validly existing under the laws of Mexico, with the power and authority to enter into this Master Lease and to comply with its covenants and obligations as set forth hereunder, as evidenced by Public Deed No. 43,972 granted on October 5, 1999, before Public Notary No. 1 of the Federal District, Roberto Nunez y Bandera, which first copy is in the process of being duly registered at the Public Registry of Commerce of Mexico City, Mexico.

         b) Its representatives are duly authorized and have the full legal capacity to execute this Master Lease on its behalf, and that their authority has not been modified, restricted, revoked or otherwise amended since the date on which it was granted, as evidenced by Public Deed No. 43,972 granted on October 5, 1999, before Public Notary No. 1 of the Federal District, Roberto Nunez y Bandera, which first copy is pending to be duly registered at the Public Registry of Commerce of Mexico City, Mexico.

         c) The terms and conditions of this Master Lease do not contravene any of its obligations under any agreements, permits, concessions and/or authorizations to which it is a party and therefore does not constitute a breach of any of such agreements, permits, concessions and/or authorizations.

         III.     RECITALS OF THE PARTIES. The parties recite that:

         a) MATC Celular and Lessee have previously entered into a Master Lease Agreement, dated as of December 29, 1999 (the "ORIGINAL MASTER LEASE AGREEMENT"), relating to the lease of space by Lessee at certain MATC Sites.

         b) Contemporaneously with the execution and delivery of this Master Lease, MATC Celular and Lessee have entered into the Build-to-Suit Agreement, pursuant to which MATC Celular and Lessee have amended and restated the terms of that certain Build-to-Suit Agreement dated as of December 29, 1999 (the "ORIGINAL BUILD-TO-SUIT AGREEMENT"), and further pursuant to which Lessee and certain of its Affiliates have engaged MATC Celular to construct and develop at least eighty percent (80%) of Lessee's requirements for Towers in the Mexico Market upon which Lessee shall lease space; and

         c) The parties desire to amend and restate the Original Master Lease Agreement as provided herein.

         d) Lessee wishes to lease from MATC Celular: (i) at all MATC Sites, space within equipment shelters constructed and owned by MATC Celular in accordance with the Build-to-Suit Agreement and the repair and maintenance thereof, the provision of which by MATC Celular shall include air conditioning, general lighting, connections for utility services, and a grounding system for Lessee's electronics; (ii) at all MATC Sites, a generator shelter and associated ground space for

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the installation by Lessee of Lessee's generator, if any; (iii) with respect to all MATC Sites, non-exclusive use of space on the applicable tower within a twenty (20) foot expanse comprised of the ten (10) feet above and ten (10) feet below the height of the center of radiation of Client's Improvements and Equipment located on the applicable tower structure (unless such space is otherwise defined in the applicable Site Lease), and (iv) non-exclusive use of certain rights of way granted under Section 1(f) of this Agreement (collectively, the "PREMISES"), all at locations more particularly described in a supplement to be executed in the form attached to this Master Lease as Exhibit B-1 (with respect to Build-to-Suit Sites) and Exhibit B-2 (with respect to MATC Existing Sites), which forms may be mutually amended by the parties hereto from time to time, (the "SITE LEASE"), each of which Site Leases shall be governed by the terms of this Master Lease and which shall become a part of this Master Lease as if fully set forth herein. Client's Improvements and Equipment at MATC Sites in accordance with the Build-to-Suit Agreement shall hereinafter be referred to as "LESSEE'S IMPROVEMENTS AND EQUIPMENT."

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

         1.       LEASE OF PREMISES.

         (a) MATC Celular does or will lease or own, construct and operate MATC Sites under the terms of the Build-to-Suit Agreement. Lessee shall lease from MATC Celular the Premises within each of the Build-to-Suit Sites to be built by MATC Celular and each MATC Existing Site leased by Lessee under the terms of the Build-to-Suit Agreement, in consideration for which Lessee shall pay rent as specified in Section 5 of this Agreement and the applicable Site Lease, under the terms and conditions of this Master Lease. Upon identification of an MATC Site pursuant to the Build-to-Suit Agreement and identification of the Premises corresponding to each MATC Site, as provided below, each Premises shall become subject to this Master Lease and a corresponding Site Lease, for the purposes hereof, pursuant to article 1826 of the Mexican Civil Code for the Federal District and the applicable provisions of the Civil Codes of the jurisdictions in which any MATC Site is located.

         (b) Within seven (7) Business Days after the selection by Lessee of an MATC Site pursuant to the terms of the Build-to-Suit Agreement, MATC Celular will provide a notice to Lessee identifying the Premises to be leased to Lessee in the corresponding Site Lease, which notice shall include the location and specifications for the Premises, as well as the Base Rent and Additional Rent (as such terms are defined in Section 5 below) corresponding to such Premises, and will deliver to Lessee a copy of the corresponding Site Lease duly executed by MATC Celular. The effective date (the "COMMENCEMENT DATE") of each Site Lease will be the Completion Date of an MATC Site, as provided under the Build-to-Suit Agreement.

         (c) Lessee shall execute and deliver to MATC Celular a copy of each Site Lease no later than three (3) Business Days following its receipt. The parties agree that the execution and delivery

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by Lessee of any Site Lease shall not be a condition to the effectiveness of such Site Lease in accordance with the provisions of subsection (b) of this
Section 1.

         (d) The parties agree that either party may request the registration of any Site Lease at the Public Registry of Property corresponding to the jurisdiction where any MATC Site is located, as specified in the corresponding Site Lease, and all costs and expenses associated with such registration shall be borne solely by the requesting party.

         (e) As of the Commencement Date, MATC Celular will grant the Lessee the use of the Premises as provided in the Specifications of the Build-to-Suit Agreement, which Premises shall be ready to be used by Lessee, under terms of Article 2412 of the Civil Code for the Federal District, and shall comply with all of its obligations thereunder or under the applicable provisions of the Civil Codes of the jurisdiction in which any Premises are located.

         (f) MATC Celular shall lease to Lessee and Lessee shall lease from MATC Celular the Premises identified in each Site Lease, as of the Commencement Date and under terms of this Master Lease. Subject to Section 7(d), MATC Celular grants Lessee the right to install and maintain Lessee's Improvements and Equipment on the Premises and rights to install and maintain utility wires, cables, conduits and pipes on the MATC Site including over, under or along a right of way extending from a public right of way to the MATC Site, and to utilize a right of way for access to the MATC Site as described in Section 7(f) hereof and in the applicable Site Lease.

         (g) If the Premises are a part of property leased by MATC Celular under any agreement with the owner of the property (the "PRIME LEASE"), a copy of the Prime Lease will be delivered to Lessee prior to the delivery of the corresponding Site Lease (redacted as deemed reasonably necessary by MATC Celular). It will be the sole responsibility of Lessee to read and familiarize itself with the terms of the Prime Lease. Notwithstanding anything to the contrary contained in this Master Lease, all terms, covenants and conditions contained in this Master Lease shall be specifically subject and subordinate to the terms and conditions of any applicable Prime Lease. In the event that any of the provisions of the Prime Lease supercede or contradict the terms of this Master Lease (other than Sections 3, 5, 6, 9, and 13 hereof), such terms of this Master Lease shall be deemed deleted and superceded to the extent of the contradiction as applicable to the space used by Lessee. In the event the Prime Lease expires or is terminated prior to the expiration of the Initial Term or any Renewal Term (as such terms are defined in subsection (b) of Section 4), the corresponding Site Lease shall terminate as between MATC Celular and Lessee on the effective date of termination of the Prime Lease, and MATC Celular shall have no liability to Lessee therefor. MATC Celular shall give Lessee written notice of any such termination promptly following its receipt of notice from the lessor under the Prime Lease. A copy of the applicable Prime Lease shall be attached to the relevant Site Lease as Attachment A, redacted as deemed reasonably appropriate by MATC Celular.

         (h) The parties hereto agree that the terms and conditions herein shall be and are binding upon and exclusive to each party hereto and their respective Affiliates to the extent such

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Affiliates become parties to this Agreement with respect to any lease of space by Lessee or any of its Affiliates entered into during the Term of this Agreement with respect to any MATC Site or then-owned or operated by MATC Celular or any of its Affiliates. The parties hereto acknowledge and agree that prior to the execution of any Site Lease for an MATC Existing Site or the commencement of any Services under the BTS Agreement for any Build-to-Suit Site with respect to any of Client's Affiliates, such Affiliate(s) shall execute a joinder to this Agreement in the form attached hereto as Exhibit E and upon such execution, the terms and conditions of this Agreement shall directly bind such Affiliate and shall not be deemed as any form of assignment or sublease of this Agreement pursuant to Section 13. Lessee represents and warrants that as of the date hereof, no Site Leases were executed by any Lessee Affiliate that did not also execute a Joinder in accordance with Section 1(h). This Agreement shall not be applicable to any communication tower, building or shelter (a) which is managed or marketed by MATC Celular, as agent or representative, on behalf of a third party unless MATC Celular specifically agrees otherwise, (b) which is not constructed or developed by Lessee pursuant to the Build-to-Suit Agreement, or
(c) which is owned by any party other than MATC Celular or its Affiliates. The parties acknowledge that each Site Lease shall be signed by MATC Celular and Lessee or one of its respective Affiliates and shall directly bind such Affiliate and not be deemed as any form of assignment or sublease of this Agreement pursuant to Section 13. Lessee warrants and represents that it has the authority to execute and deliver this Agreement and to cause its Affiliates to execute and deliver a joinder to this Agreement and that, effective upon such execution, each such Affiliate makes the representations set forth in the Agreement and that it shall be deemed to be Lessee for all purposes under this Agreement, and is bound by all terms, covenants and conditions contained in this Agreement, as Lessee, as if such Affiliates were an original party to this Agreement.

         2.       USE OF THE PREMISES.

         Subject to Section 3, the Premises may be used by Lessee only to install, maintain, repair, replace, remove and operate Lessee's Improvements and Equipment on or in the Premises for the purposes of a telecommunications facility and uses incidental thereto in connection with the provision of wireless telecommunications services including, without limitation, cellular, PCS, wireless local loop, paging, and fiber optic and microwave transmission services. MATC Celular agrees to cooperate with Lessee, at Lessee's expense, in making application for and obtaining all Client Permits.

         3.       CONSTRUCTION AND ALTERATIONS.

         (a) Unless expressly provided otherwise in the Build to Suit Agreement, Lessee shall be solely responsible for all costs and expenses associated with the purchase, installation, repair, maintenance and alteration of Lessee's Improvements and Equipment.

         (b) None of Lessee's Improvements and Equipment shall be installed on the Premises nor shall any construction or alteration pertaining to Lessee's Improvements and Equipment

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commence until Lessee has submitted its construction and installation plans and list of contractors and subcontractors to MATC Celular in writing, and such plans and list have been approved in writing by MATC Celular. MATC Celular's approval of Lessee's contractor and subcontractor list shall not be unreasonably withheld, conditioned or delayed; provided, however, that MATC Celular shall reserve the right, from time to time, to notify Lessee in writing of MATC Celular's reasonable desire to remove such contractor or subcontractor from the approved list. MATC Celular's approval of Lessee's initial installation and associated plans and approvals shall not be unreasonably withheld, conditioned or delayed. Lessee shall not alter any plans so approved without following the same procedures. Lessee shall be responsible for ensuring that all external and internal wiring and cabling installed by Lessee in the Premises is properly grounded to the grounding ring; provided, however, that MATC Celular shall be responsible for providing a common grounding ring. Lessee shall obtain MATC Celular's prior written approval of such grounding plans, which approval shall not be unreasonably withheld, conditioned or delayed.

         4.       TERM OF SITE LEASES AND MASTER LEASE; EXTENSION PERIODS.

         (a) The term of this Agreement shall commence on the date first written above (the "EFFECTIVE DATE") and, unless earlier terminated in accordance with Section 10, shall remain in effect with respect to each individual fully executed Site Lease for so long thereafter as such Site Lease remains in effect pursuant to Sections 4(b) and (c).

         (b) The initial term of each Site Lease shall commence on the Commencement Date for such Site Lease and shall continue for ten (10) years (the "INITIAL TERM"). The term of each Site Lease may be extended as follows: (i) the term shall be extended automatically beyond its Initial Term for five (5) years (the "FIRST RENEWAL PERIOD") unless Lessee notifies MATC Celular that it does not wish to extend the term and such notice is given at least 90 days before the First Renewal Term is scheduled to begin, and (ii) the term shall be further extended beyond the First Renewal Term for five (5) years (the "SECOND RENEWAL TERM"; each of the First and Second Renewal Terms are sometimes referred to herein as a "RENEWAL TERM") unless Lessee notifies MATC Celular that it does not wish to extend the term and such notice is given at least 90 days before the Second Renewal Term is scheduled to begin. The lease term of any Site Lease shall be the period commencing on the first day of the Initial Term and ending on the last day of the last applicable Renewal Term, if so renewed, subject to the provisions of Section 1(g) herein.

         (c) Notwithstanding the provisions of this Section 4, any Site Lease hereunder may be terminated, without any further obligation by either party to the other, by Lessee, prior to December 29, 2009 ("TERMINATION PERIOD"), in the event that a man-made obstruction constructed subsequent to Lessee's installation (or later modification) adversely affects Lessee's RF requirements with respect to the operation of such affected equipment; provided, however, that in no event may Lessee terminate more than an aggregate of five percent (5%) of all of the Site Leases executed by Lessee hereunder during the Termination Period pursuant to this Section 4(c).

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         5.       RENT; REIMBURSABLE COSTS.

         (a) The rent payable to MATC Celular by Lessee for the Premises under each Site Lease shall be equal to the Base Rent (as defined in subparagraph (b) below) in effect on the Commencement Date of the applicable Site Lease and shall be payable thereafter, in advance, in accordance with subparagraph (b) and (d) below and the Additional Rent (if any, as defined in subparagraph (c) below) shall be payable, in advance, in accordance with subparagraph (d) below, both without demand.

         (b) The base rent for each MATC Site under this Master Lease initially shall be the amount of Two Thousand Ninety Dollars and 90/100 U.S. Cy. (US$2,090.90) per month (the "BASE RENT"), plus the corresponding value added tax, if any. The parties hereto acknowledge and agree that the Base Rent payable hereunder is premised upon the installation of the Lessee's Improvements and Equipment as specifically described in the applicable Site Lease but in no event to exceed the structural capacity (windload, weight, etc...) (including, without limitation, the dimensions) of the Maximum Equipment (as such term is defined in
Section 7 herein). The Base Rent shall be increased on July 1, 2002 and each July 1st thereafter by three percent (3%) over the Base Rent in effect for the immediately preceding year. Lessee acknowledges that Base Rent under this Master Lease is intended to increase annually by three percent (3%). Accordingly, the initial Base Rent under any Site Lease entered into after the date hereof shall be adjusted to account for a three percent (3%) increase on July 1st of each year beginning on July 1, 2002. The annual escalator provided for in this subsection (b) shall apply to the Base Rent under this Master Lease, the Original Master Lease Agreement and each and every Site Lease executed under this Master Lease or the Original Master Lease Agreement. Payment of Base Rent and Additional Rent (if any, as defined in subsection (c) below) shall commence, with respect to each Site Lease, on the applicable Commencement Date of the relevant Site Lease and on the first day of each month thereafter during the Term; provided, however, that with respect to the initial payment for the first month of the Initial Term of each Site Lease only, such payment shall be for a pro-rata share of the Base Rent due for the remainder of the then-current calendar month only. Lessee acknowledges that the Base Rent payable under any Site Lease executed prior to the date hereof pursuant to the terms of the Original Master Lease should reflect an initial Base Rent of Two Thousand Dollars and 00/100 U.S. Cy. (US$2,000.00) per month which was adjusted on December 29, 2000 to reflect a three percent (3%) increase over the Base Rent then in effect and again on July 1, 2001 to reflect a one and a half percent (1.5%) increase over the Base Rent then in effect, regardless of the Commencement Date of any applicable Site Lease and the amount actually invoiced by MATC Celular.

         (c) In addition to the Base Rent payable under this Section 5, Lessee also shall pay to MATC Celular a monthly amount equal to its per capita portion (based on the number of tenants who lease space on the applicable Tower for a rent equal to or in excess of seventy-five percent (75%) of the Base Rent then-payable by Lessee at the applicable Site ("PER CAPITA SHARE")) of MATC Celular's ground rent (if any) and real property taxes (if any) payable with respect to the

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applicable MATC Site (together with the additional rent described in Section
7(c) herein, "ADDITIONAL RENT"); provided, however, that with respect to Build-to-Suit Sites only (i) Lessee's Per Capita Share of such expenses shall be limited to the amount of space MATC Celular is reasonably required to obtain in order to meet the Specifications and not any excess space (whether building or ground space) that MATC Celular elected to acquire for its own account unless such excess was required in order to meet the Specifications, and (ii) in the event that the rental income (excluding service and installation fees and any pass-through expenses, including, without limitation, ground rent, taxes, utilities, etc.) that MATC Celular is due to collect from Other Tenants at any particular Build-to-Suit Site exceeds Six Thousand One Hundred Fifty Three and 22/100 United States Dollars (US$6,153.22) (which amount shall be increased on each December 29 of each year, beginning on December 29, 2002, by an amount equal to three percent (3%)) in any given calendar month, Lessee shall be relived of any obligation to pay its Per Capita Share of the ground rent and real property taxes at such Build-to-Suit Site during that calendar month; provided, however, if any uncollected rental income is delinquent by ninety (90) days or more, MATC Celular may retroactively recalculate and prospectively calculate Lessee's entitlement to an abatement of Lessee's Per Capita Share hereunder with respect to the affected Site(s) during any such period of delinquency by Other Tenants by excluding such uncollected rents from the amounts MATC is due to collect from Other Tenants. To the extent that MATC Celular is required by the ground lease to pay the ground rent in United States dollars, Client shall be required to pay such portion of the Additional Rent in United States dollars. Payment of the Additional Rent set forth in this Section 5(c) shall commence on the Commencement Date of the applicable Site Lease; provided, however, that, with respect to Build-to-Suit Sites, Lessee shall also be obligated on the applicable Commencement Date to pay MATC Celular an amount equal to a Per Capita Share of the ground rent and real estate taxes (if any) that MATC Celular paid during the period from the execution of the applicable Site Lease (or the date by which the Site Lease is required to be executed if Lessee fails to properly execute such Site Lease) through the Commencement Date of the applicable Site Lease. With respect to Build-to-Suit Sites, MATC Celular shall be obligated to use commercially reasonable efforts to obtain a rent-free and tax-free option for each such ground lease for the period prior to the Completion of the Build-to-Suit Site. MATC Celular will notify Lessee each time any Other Tenant (as defined Section 6(a)) installs its equipment on an applicable MATC Site.

         (d) All Base Rent and Additional Rent due hereunder shall be paid by Lessee to MATC Celular monthly, in advance. The first monthly payment shall be due twenty (20) Business Days following the Commencement Date for each Site Lease and on the fifth day of each calendar month thereafter. The Additional Rent and Base Rent for any fractional month at the beginning or at the end of the Initial Term or any Renewal Term shall be prorated. The Base Rent and Additional Rent payments shall be effected by deposit of immediately available funds to MATC Celular at an address to be identified to Lessee, in writing, prior to the first Commencement Date of a Site Lease hereunder, as such address may be changed from time to time upon written notice by MATC Celular to Lessee.

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         (e)      In the event of any late payment of the Base Rent and/or
Additional Rent due under any Site Lease, without prejudice to any other rights or remedies available to MATC Celular under this Master Lease or any applicable laws, (i) Lessee shall pay interest on any unpaid portion of such Base Rent and Additional Rent, as of the date payment was due and until payment in full, at a rate per annum of LIBOR (as determined by Citibank N.A. in New York) plus 200 basis points, calculated on the basis of a year of three hundred and sixty (360) days and the number of actual days elapsed, (ii) in addition, in the event that any payment due under Site Lease remains outstanding for ninety (90) days or more following each respective due date thereunder, Lessee shall pay, as liquidated damages (pena convencional), an amount equivalent to one (1) payment of one-twelfth (1/12) of the Base Rent due for the applicable Site Lease on the ninety-first (91st) day and at the end of each subsequent thirty (30) days thereafter, and (iii) in addition, if Lessee is in default on the payment of Base Rent and/or Additional Rent for six (6) months or more with respect to ten percent (10%) or more of the Site Leases within any Region (as defined in Section 13(b) herein) within any consecutive three (3) month period, then in addition to any other remedies to which MATC Celular may be entitled under this
Section 5(e) and Section 10 hereof, Lessee shall immediately prepay the Base Rent due hereunder for each MATC Site to MATC Celular for the remainder of the then-current term for all of the Site Leases then in effect in such Region(s), provided, however, that upon MATC Celular's receipt of such prepaid rent in full, Lessee shall no longer be in default with respect to the payment of any such Base Rent during the then-current term.

         (f) In order to secure compliance of Lessee's payment obligations hereunder, Lessee shall deliver to MATC Celular a performance bond issued by a Mexican bonding institution of repute, approved by MATC Celular in writing, within twenty (20) Business Days after the Commencement Date for each Site Lease, for an amount equal to the aggregate amount of the monthly payments of the Base Rent and Additional Rent due under the corresponding Site Lease for the subsequent twelve (12) month period. Lessee shall provide MATC Celular a renewal of such bond policies yearly, no later than twenty (20) Business Days after the anniversary of the Commencement Date, for an amount equal to the outstanding Base Rent and Additional Rent payable through the subsequent twelve (12) month period, as adjusted under provisions of this Section 5. MATC Celular and Lessee acknowledge and agree that any one Affiliate of Lessee may obtain the foregoing bond in its name for and on behalf of and for the benefit of all or any of its Affiliates hereunder.

         (g) Notwithstanding anything to the contrary in this Section 5, the parties hereto acknowledge and agree that with respect to any MATC Existing Site upon which Lessee elects to install only the Repeater Equipment or Microcell Equipment (as hereinafter defined) and so long as neither Lessee nor any of its Affiliates has any other equipment installed upon the affected MATC Existing Site ("SMALL SITE"), the Base Rent to be paid by Lessee shall be negotiated by the parties hereto, in good faith, and on a site-by-site basis as set forth in the applicable Site Lease; provided, however that:

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                  (i)      In the event that MATC Celular makes or receives a
         bona fide offer pursuant to which a third party would enter into a sublease, license or other occupancy agreement with respect to the last available portion of the Small Site which could accommodate the Maximum Equipment (the "RIGHT OF FIRST REFUSAL SPACE") during the Term hereof and MATC Celular intends to accept such offer or such potential third party otherwise proposes to enter into such agreement, then MATC Celular will promptly send written notice (the "RIGHT OF FIRST REFUSAL NOTICE") to Lessee offering to lease the Right of First Refusal Space to Lessee under terms and conditions no more favorable to the proposed tenant than those contained in this Agreement with respect to the Maximum Equipment at the then-current Base Rent in accordance with
         Section 5(b) above (the "RIGHT OF FIRST REFUSAL"). Delivery of the Right of First Refusal Notice will constitute an offer by MATC Celular to sublease the Right of First Refusal Space to Lessee at the rent, terms and conditions described this Agreement. Lessee will have five
         (5) Business Days after Lessee's receipt of the Right of First Refusal Notice (which five (5) Business Day period is referred to herein as the "ACCEPTANCE PERIOD") to elect to exercise the Right of First Refusal. If Lessee elects to exercise the Right of First Refusal, Lessee will notify MATC Celular in writing within the Acceptance Period of Lessee's intent to exercise such right, whereupon the Right of First Refusal will become a binding contract for the lease of the Right of First Refusal Space with respect to the Maximum Equipment and Lessee and MATC Celular will execute a Site Lease attached hereto as provided in this Section. If Lessee does not notify MATC Celular in writing within the Acceptance Period of Lessee's election to exercise its Right of First Refusal on such terms and conditions, Lessee's right to exercise its Right of First Refusal on such terms and conditions will terminate; and MATC Celular may sublease or license the Right of First Refusal Space to the third party. In the event that Lessee exercises its Right of First Refusal hereunder, Lessee may, upon no less than thirty (30) days prior written notice to MATC Celular, terminate the Site Lease associated with the Repeater Equipment or Microcell Equipment at the Small Site. Notwithstanding anything to the contrary herein, Lessee acknowledges that its Right of First Refusal hereunder shall be subject and secondary to any pre-existing and conflicting right to any third party.

                  (ii) At any time during the Term, Lessee may convert the Site Lease related to the Small Site into a Site Lease for the Maximum Equipment so long as (x) the Commencement Date for the Initial Term of the Site Lease associated with the Maximum Equipment shall be the earlier of the date upon which Lessee installs Lessee's Improvements and Equipment thereunder or sixty (60) days following the date upon which Lessee delivered its notice to MATC Celular of its intention to convert such Small Site into an MATC Site which will accommodate Lessee's Maximum Equipment, (y) the space within which Lessee intends to install the Maximum Equipment or any part thereof is not subleased, licensed or otherwise occupied by a third party at the time of Lessee's providing the notice described above, and is not then subject to a written option, ongoing negotiations or other commitment agreement between MATC Celular permitting the use or occupancy of the requested space by a prospective third party and (z) Lessee's proposed use would not cause interference with any existing third party or any prospective third party under an aforementioned option or commitment agreement, or impair the structural integrity of the antenna structure.

"REPEATER EQUIPMENT" is defined as cellular repeater equipment not to exceed one
(1) equipment cabinet, a six (6) panel antenna with a vertical height of no more than eighteen (18) inches, and six (6) coaxial cables not to exceed 1/4 inch each. "MICROCELL EQUIPMENT" is defined as a single sector cellular transmission and reception equipment not to exceed one (1) equipment cabinet, two (2) panel antennas with a vertical height of no more than thirty-two (32) inches and two
(2) coaxial cables not to exceed 1 5/8 inch each that can be stringed together to cover more than one sector).

         (h) Should MATC Celular fail to provide permanent or provisional power at a Build-to-Suit Site, Lessee's obligation to pay Base Rent and Additional Rent at such Build-to-Suit Site shall be suspended until MATC Celular provides permanent or provisional power at the Build-to-Suit Site, provided that Lessee has issued a Provisional Acceptance Notice identifying such failure to provide permanent or provisional power.

         6.       RENT REDUCTIONS AND OTHER TENANTS.

         (a) The parties hereby agree and acknowledge that premises in each MATC Site, other than the Premises, may be rented to third parties (each an "OTHER TENANT") by MATC Celular, under terms and subject to the conditions established by MATC Celular consistent with MATC Celular's obligations under
Section 8 hereof. For each additional lease agreement entered into by MATC Celular with an Other Tenant that will use premises on a Build-to-Suit Site (but not on an MATC Existing Site) to provide wireless telecommunication services (including, without limitation, cellular, PCS, wireless local loop, paging, microwave and fiber transmission), the Base Rent payable under the applicable Site Lease will be reduced, per month and per each such Other Tenant, by US$200 (two hundred Dollars 00/100 U.S. Cy.); provided that, the recurring monthly rent paid by the Other Tenant is at least US$1,500.

         (b) The parties agree that if the actual average per-Tower Third Party Revenues (as defined below) of MATC Celular derived exclusively from the rent of the Build-to-Suit Sites (and specifically excluding MATC Existing Sites) to Other Tenants exceeds US$5,800.00 (Five Thousand Eight Hundred and 00/100 U.S. Cy.) (the "TARGET INCOME"), for any month prior to December 29, 2002, Lessee will be exempt from payment of the corresponding Base Rent payments (but not the Additional Rent payments) for the relevant Premises, during those subsequent months in which the Target Income is exceeded. MATC Celular will notify Lessee in writing in the event the Target Income is exceeded in any given month. For purposes of this subparagraph (b) only, "THIRD PARTY REVENUES" shall be defined as the average monthly rental payments (based on the monthly recurring rent due during the initial term of the associated lease agreement without taking into account increases based on inflation or similar annual escalators or pass-through of site expenses) due to MATC Celular from Other Tenants (but not Lessee or any of its Affiliates) who utilize space on the relevant Build-to-Suit Site and excluding any revenues derived from Other Tenants by MATC Celular that are for reimbursements of taxes, utilities, or other reimbursable costs, administrative or interest charges, one-time payments, or fees for specific services performed by MATC Celular or its affiliates (for example, installation of equipment or site acquisition work fees) and any tenants who are then in default with respect to the payment of rent to MATC Celular.

         (c) During the term of this Agreement, MATC Celular agrees to keep all usual and proper records and books of account and all usual and proper entries relating to this Agreement, and Lessee may conduct an audit of MATC Celular's records applicable to (i) the calculation of the rent reductions under this Section 6, (ii) the Per Capita Share under Section 5(c), and (iii) MATC Celular's compliance with the Prime Leases and legal and regulatory requirements at each of the Sites (provided, however, that any failure by MATC Celular to comply will not be deemed a default under this Agreement so long as Lessee does not suffer any materially adverse consequence as a result thereof). Any such audit will be conducted by a designated Lessee auditor or by an independent certified public accountant selected by Lessee, and will be conducted only with reasonable advance written request. The audit will be conducted during regular business hours and will be conducted in such a manner as not to interfere with MATC Celular's normal business activities. Any fees or costs incurred by an independent certified public accountant will be paid for by Lessee. Lessee recognizes and agrees that information learned during an audit is confidential and that such information may be used only in further disposition of the audit, including, without limitation, to negotiate, prosecute, and resolve disputes.

         7.       FACILITIES; UTILITIES; ACCESS.

         (a) Lessee, at its sole cost and expense, has the right to install, maintain and operate on each of the Premises, Lessee's Improvements and Equipment, which are owned by Lessee and/or any of its Affiliates, as more specifically described in the applicable Site Lease, but in no event may Lessee's Improvements and Equipment exceed the structural (e.g., wind load, weight, etc.) capacity required on the Tower for twelve (12) panel Allen Telecom ASPD-963 antennas, 12 (twelve) 1 5/8 inch coax cables, one (1) six foot diameter Andrew solid microwave antenna and an associated 1 5/8 inch cable run, and one
(1) GPS antenna located at the same height on the antenna structure (collectively, "MAXIMUM EQUIPMENT"). Without MATC Celular's prior written consent, Lessee shall not have the right to relocate Lessee's Improvements and Equipment to any location on a MATC Site. All construction and installation work necessary or convenient for the use of Lessee's Improvements and Equipment shall be performed in a good and workmanlike manner. Subject to Section 7(b), title to Lessee's Improvements and Equipment shall be held by Lessee. Lessee's Improvements and Equipment shall remain Lessee's personal property and are not fixtures. Notwithstanding anything to the contrary in this Master Lease, in the event that Lessee elects to install less than Maximum Equipment as of the Commencement Date, Lessee shall reserve the right at any time during the Initial Term or any Renewal Term thereof, to install additional improvements and equipment (or substitute different improvements and equipment) on the Premises for no additional rent up to the Maximum Equipment, subject to the provisions of Sections 8 and 15 herein; provided that such additional or substitute improvements and equipment will not
(i) create interference with the then-existing improvements and equipment of any Other Tenant upon installation, and (ii) exceed the structural capacity required on the tower for Maximum Equipment.

         (b) Lessee shall have the right to remove Lessee's Improvements and Equipment under any Site Lease at any time before the expiration or earlier termination of the applicable Site Lease so long as Lessee is not then in default, and Lessee shall be obligated to remove Lessee's Improvements and Equipment prior to the expiration or termination of the applicable Site Lease. Lessee shall restore the Premises to as good a condition as initially received by Lessee, except for ordinary wear and tear, and Lessee shall be solely responsible for all costs and expenses associated with the removal of Lessee's Improvements and Equipment, including, without limitation, the repair of any damage to the Premises or MATC Site caused by such removal. If Lessee fails to remove Lessee's Improvements and Equipment prior to the expiration or earlier termination of the Site Lease, MATC Celular may, at its option and upon no less than thirty (30) days prior written notice to Lessee, cause any such property to be removed and stored at the expense of Lessee. In the event that Lessee's Improvements and Equipment are not claimed by Lessee within thirty (30) days following notice from MATC Celular to Lessee of its removal, subject to any existing lien, security interest or other encumbrance, Lessee shall, and hereby promises and agrees to transfer title to such property to MATC Celular and to execute and deliver any documents necessary to effect such transfer of title). In such case, the parties agree that transfer of title of such property by Lessee to MATC Celular shall be considered as liquidated damages (pena convencional) resulting from Lessee's failure to remove Lessee's Improvements and Equipment in accordance with the terms and conditions of this Agreement. The parties hereby specifically acknowledge that MATC Celular will be under no obligation to repay Lessee for any construction, improvements or work performed on an MATC Site by Lessee, and Lessee hereby waives the provisions of articles 2423 and 2424 of the Civil Code for the Federal District and the applicable provisions of the Civil Codes of the jurisdictions in which any MATC Site is located. The authorization to remove all or part of Lessee's Improvements and Equipment prior to the termination of the Master Lease and/or the respective Site Lease shall not be interpreted as a release of Lessee's responsibility to perform its respective obligations under such agreements.

         (c) If Lessee desires to install additional improvements and equipment at any MATC Site on space on the applicable structure outside of the Premises or that will exceed the wind load on the Tower of the Maximum Equipment ("NEW EQUIPMENT"), MATC Celular and Lessee shall negotiate in good faith the terms of a site lease providing for the installation of such New Equipment on the applicable MATC Site; provided, however, that MATC Celular's obligation to negotiate in good faith for the lease of additional space and/or capacity on a MATC Site shall be conditioned upon the existence of space on such structure which is unoccupied and not leased under, or otherwise covered by, another agreement (or an agreement then being negotiated by MATC Celular) permitting another third-party to use or occupy such portion of the applicable MATC Site ("AVAILABLE SPACE") and the obtaining of any necessary Permits for the installation of such New Equipment. With respect to MATC Existing Sites, the rent payable by Lessee for the use of additional space and/or capacity for the installation of such New Equipment shall be negotiated on a Site-by-Site basis. With respect to Build-to-Suit Sites, the rent payable by Lessee for the use of additional space and/or capacity for the installation of such New Equipment other than microwaves will be based upon the additional structural capacity required for such New Equipment, pursuant to the following formula: first, the structural capacity on a Tower required by the Maximum Equipment will be determined based on the assumption that the Maximum Equipment is installed at the height of Lessee's Improvements and Equipment as provided in the applicable Site Lease; second, the structural capacity required for the New Equipment will be determined based upon the applicable tower manufacturer's specifications and the proposed height of such New Equipment; and third, the additional rent will be determined based upon the structural capacity required for such New Equipment in proportion to the structural capacity required for Maximum Equipment (for example, assuming that the wind load factor of Maximum Equipment is 100 and the wind load factor of such New Equipment would be 50 and the Base Rent at such time is equal to $2,000 per month, the additional rent would be equal to $1,000 (50/100 times $2,000). Notwithstanding the foregoing, in the event that the New Equipment that Lessee elects to install upon any MATC Site pursuant to this Section 7(c) is (i) a paging antenna, the additional rent to be paid by Lessee shall be four hundred eighteen and 18/100 dollars (US$418.18) per set of omnidirectional and GPS antenna, or (ii) one (1) additional microwave antenna (which does not exceed the structural capacity required for a six foot diameter Andrew solid microwave antenna) per Site, the additional rent to be paid by Lessee shall be two hundred twelve and 18/100 dollars (US$212.18) per microwave antenna, each subject to a three percent (3%) increase in such additional rate on each July 1 of each year beginning on July 1, 2002. In the event the New Equipment that Lessee elects to install upon any MATC Site is a microwave antenna in addition to the microwave antenna permitted by the immediately preceding sentence, the Additional Rent to be paid by Lessee per microwave antenna shall be calculated in accordance with the formulas contained in Exhibit F attached hereto, as such Exhibit F may be mutually amended from time to time. All Additional Rent pursuant to this Section 7(c) (but not pursuant to Section 5(c)) shall be subject to annual increases of three percent (3%) on July 1 of each year beginning on July 1, 2002.

         (d) Lessee shall timely pay for the electricity used in its operations at the rate charged by the servicing utility company. Lessee shall draw electricity by submeter and other utilities from the existing utilities on the MATC Site, unless otherwise mutually agreed. Any easement necessary for such power or other utilities will be at a location reasonably acceptable to MATC Celular and the servicing utility company, but shall be subject to MATC Celular's rights under the applicable Prime Lease.

         (e) Lessee shall have the right to install or temporarily place, as required, an emergency gasoline, butane, diesel or other fuel-powered generator(s) on the Premises, at Lessee's sole cost and expense, and Lessee covenants that such installation or placement and use shall be in compliance with any applicable federal, state, or local environmental, health, fire, community awareness, safety laws or other applicable laws or regulations, now or hereafter enacted or promulgated by any governmental authority or court ruling having jurisdiction over the relevant MATC Site, including, without limitation, any applicable guidelines promulgated by the environmental protection authorities.

         (f) Lessee, Lessee's employees, agents and subcontractors may enter on or across the MATC Site twenty four (24) hours a day, seven (7) days a week, at no charge, to obtain entry into the Premises for the purpose of constructing, installing, operating, maintaining and repairing those parts of Lessee's Improvements and Equipment as are ground based, except as otherwise expressly provided in the Prime Lease. Lessee shall not, without prior notice to and approval (which shall not be unreasonably withheld or delayed) from MATC Celular, perform or arrange to be performed normally scheduled installation or repair of Lessee's Improvements and Equipment on a Tower. Any emergency installation, maintenance or repair of Lessee's Improvements and Equipment on the Tower shall be performed only with prior verbal notice to MATC Celular. Such access shall be in accordance with the procedures set forth in Exhibit D attached hereto, as such Exhibit D may be mutually amended from time to time, and such access route shall be as shown in the applicable Site Lease.

         8.       NON-INTERFERENCE.

         In the event that the operations of Lessee (including any subsequent modifications or installations) under any Site Lease interfere with the then pre-existing transmitting or receiving of radio, television, or electronic signals by MATC Celular or Other Tenants, Lessee shall cause the interference to be eliminated within forty-eight (48) hours, for material interference, and fifteen (15) Business Days if otherwise measurably adverse, at no cost to MATC Celular or Other Tenants. In the event such interference does not cease within such time period, MATC Celular may terminate the applicable Site Lease, or shut off Lessee's Improvements and Equipment. This provision shall not apply to test periods where the source of the interference is being determined for purposes of suppression. In the event that, with respect to Lessee's initial installation, any devices installed after Lessee's acceptance of a Completion Certificate for any given Build-to-Suit Site or actual installation on any given MATC Existing Site or, with respect to any subsequent modification of Lessee's Improvements and Equipment or operations any devices installed after such modification shall interfere with Lessee's then-existing transmission or reception, MATC Celular shall cause the interference to be eliminated within forty-eight (48) hours, for material interference, and fifteen (15) Business Days if otherwise measurably adverse, at no cost to Lessee.

         In the event such interference does not cease within the time periods specified above, the parties acknowledge that continuing interference will cause irreparable injury to the party experiencing such interference and such party shall have all rights available under applicable law to cause such interference to cease.

         9.       TAXES.

         As provided in Section 5(c), Lessee shall pay to MATC Celular its Per Capita Share (as defined in Section 5(c) hereof) of all real estate taxes and other taxes, duties or charges of similar nature imposed on the MATC Site. To that effect, MATC Celular shall make the required calculations and inform Lessee the amounts payable together with any supporting documentation. Lessee shall reimburse MATC Celular for any increases in real property taxes that are assessed as a direct result of Lessee's Improvements and Equipment to the MATC Sites. As a condition of Lessee's obligation to pay such tax increases, MATC Celular shall provide Lessee the documentation from the relevant taxing authorities indicating that the increase is due to Lessee's Improvements and Equipment. Any other taxes, levies or rights imposed by any authorities as a result of the performance of the obligations under the Original Master Lease Agreement, this Master Lease or each Site Lease, will be borne by the corresponding party, at its sole expense.

         10.      DEFAULT; TERMINATION.

         (a) Either party shall be in default under an applicable Site Lease if the party fails to perform any material duty or obligations under this Master Lease or such Site Lease, in respect of a MATC Site or any Premises, and does not cure or remedy such failure to perform within twenty (20) Business Days after receipt of written notice with respect thereto; provided, however, that if such failure to perform shall require a longer period to cure, then such cure period shall be extended for such time as is reasonably necessary to cure such failure to perform (not to exceed forty-five (45) Business Days), but only so long as such efforts to cure are commenced within ten (10) Business Days after receipt of written notice from the other party and thereafter proceed diligently and in good faith. In the event that prior to Completion a Build-to-Suit Site is terminated in accordance with the terms of the Build-to-Suit Agreement, the associated Site Lease hereunder shall be deemed to have been terminated contemporaneously. In the event that the applicable Tower Site Permits are revoked or, with respect to a Build-to-Suit Site, the necessary Tower Site Permits are not obtained prior to Completion of a Build-to-Suit Site, and as a result thereof the applicable tower structure must be dismantled, the associated Site Lease shall be deemed to have been terminated contemporaneously. Notwithstanding the foregoing, in no event shall the time within which a party may cure a failure in the payment of money exceed a single ten (10) Business Day period following written notice of such failure, without extension; provided, however, that the defaulting party shall be required to pay any overdue money after such ten (10) Business Day period has elapsed by check and if such check is accepted and deposited by the non-breaching party (so long as such check also clears), then such deposit of the check shall be deemed a waiver by the non-breaching party of such default.

         (b) Upon the occurrence of a default, the non-defaulting party may pursue any and all remedies available under applicable law and any one or more of the following remedies, separately or concurrently or in any combination, to the extent compatible under applicable law, without further notice or demand whatsoever:

         (i) Termination of the applicable Site Lease by giving the defaulting party written notice of such termination, in which event the applicable Site Lease shall be terminated at the time designated in the notice; and

         (ii) The recovery from the defaulting party of all damages, costs and expenses incurred by the non-defaulting party in enforcing and compensating its rights and remedies under this Master Lease and the applicable Site Lease, including reasonable attorneys' fees and expenses.

         (c) Notwithstanding the foregoing, if Lessee breaches any of its material obligations pursuant to ten (10) percent (10%) or more of the Site Leases then in effect in any particular Region during any consecutive six (6) month period during the Term, MATC Celular shall have the right to terminate this Master Lease and any other or all of the Site Leases executed under the terms of this Master Lease with respect to such Region; provided, however, that if MATC Celular has previously exercised its right to accelerate the rental payments due for the Region affected hereunder pursuant to Section 5(e) above, MATC Celular shall not have the right to terminate the relevant Site Leases which have been pre-paid.

         (d) The termination of an applicable Site Lease by reason of a party's default shall not relieve the defaulting party of any of its duties and obligations accrued under this Master Lease in respect of such Site Lease or any other Site Lease, prior to the effective date of such termination.

         (e) At the expiration or termination of an applicable Site Lease for any reason, Lessee shall surrender to MATC Celular the Premises, remove Lessee's Improvements and Equipment, and shall restore the Premises to substantially the same condition existing on the Commencement Date, except for ordinary wear and tear. If Lessee fails to remove Lessee's Improvements and Equipment as required, Lessee's Improvements and Equipment will, subject to thirty (30) days prior written notice, be subject to disconnection, removal and disposal by MATC Celular. In such event, Lessee will pay to MATC Celular upon written demand therefor, the disconnection, removal and storage expenses incurred by or on behalf of MATC Celular. If Lessee's Improvements and Equipment are not claimed by Lessee within thirty (30) days following notice from MATC Celular to Lessee of its removal, MATC Celular is hereby authorized by Lessee to take any steps necessary, subject to any existing lien, security interest or other encumbrance, to sell all or any portion of Lessee's Improvements and Equipment, and Lessee shall execute any documents necessary to effect such transfer. In the event Lessee's Improvements and Equipment remain on the Premises following termination or expiration of this Master Lease (even if it has been disconnected), Lessee shall pay to MATC Celular holdover rent equal to one hundred and twenty-five percent (125%) of the then effective Base Rent, prorated from the date of termination to the date Lessee's Improvements and Equipment are removed from the Premises by Lessee. Notwithstanding anything to the contrary herein, the notice requirements outlined in this Section 10(e) shall not apply to the extent that they conflict with the provisions of the applicable Prime Lease pursuant to its termination or expiration.

         (f) In the event that MATC Celular commences construction of any MATC Site prior to obtaining all required Tower Site Permits pursuant to Section
2.02 of the Build-to-Suit Agreement, then (a) with respect to Build-to-Suit Sites, in MATC Celular's sole discretion and upon MATC Celular's written request received by Lessee prior to the expiration of the Initial

Term (as defined in the Master Lease) of the applicable Site Lease, (i) Lessee shall pay to MATC Celular all costs and expenses incurred by MATC Celular in connection with the acquisition, development and construction of such Build-to-Suit Site, including, if applicable, any cost associated with dismantling any tower structure, if all applicable Tower Site Permits have not been obtained, and (ii) MATC Celular and Lessee shall simultaneously execute any necessary and customary documents, agreements, assignments and/or other instruments by which title and rights to the Build-to-Suit Site (including, without limitation, the tower structure, real property or leasehold interest, and any tenant leases) are conveyed to Lessee; provided further, however, that if MATC Celular can redeploy and reuse the tower structure or any other materials at another site, then the costs and expenses for which Lessee shall be responsible under this sentence shall be reduced accordingly, and (b) with respect to MATC Existing Sites, in MATC Celular's sole discretion and upon MATC Celular's written request received by Lessee prior to the expiration of the Initial Term (as defined in the Master Lease) of the applicable Site Lease, Lessee shall pay to MATC Celular all costs and expenses incurred by MATC Celular in connection with the development and construction of such MATC Existing Site to the extent that such costs were incurred directly in connection with the development and preparation of the MATC Existing Site for the installation of Lessee's Improvements and Equipment, including, if applicable, any cost incurred by MATC Celular associated with removing Lessee's Improvements and Equipment if all applicable Tower Site Permits have not been obtained, and MATC Celular and Lessee shall simultaneously execute a termination of the applicable Site Lease.

         (g) Upon no less than thirty (30) days prior written notice (unless a lesser period of time is otherwise required by law), either party hereto may terminate the applicable Site Lease without any further obligation by either party to the other if any law, ordinance, regulation or directive of any governmental or regulatory authority hereinafter enacted or ordered prohibits Lessee's or MATC Celular's use of the Premises so long as such governmental action is not the result of any action or inaction by the terminating party; provided, however, that any termination hereunder due to MATC Celular's election to construct the associated antenna structure prior to obtaining the necessary Tower Site Permits shall not be deemed an action or inaction on the part of MATC Celular (which would otherwise prohibit MATC Celular's right to terminate the affected Site Lease hereunder) so long as MATC Celular notified Lessee in the applicable Site Lease that all necessary Tower Site Permits have not been obtained for the associated MATC Existing Site or, in the event of a Build-to-Suit Site, such construction was pursuant to Section 2.02 of the BTS Agreement.

         (h) MATC Celular will provide Lessee with a copy of any notice of default received by MATC Celular under any Prime Lease in the event that MATC Celular does not intend to or can not cure any such default during the applicable cure period provided for in the Prime Lease or of any notice, complaint, order or decree that will (or could) adversely affect Lessee's ability to operate its wireless communications from the Site or will (or could) adversely affect any right or remedy of Lessee hereunder. Any failure by MATC Celular to deliver notice pursuant to this Section shall not be deemed a default under this Agreement so long as Lessee does not suffer any materially adverse consequence as a result thereof.

         (i) Notwithstanding anything to the contrary in this Agreement, in the event that MATC Celular fails to comply with the provisions of a Prime Lease, any governmental requirements, or its maintenance or repair obligations hereunder and Lessee's rights hereunder shall (or could) be materially and adversely affected by a failure to comply, Lessee (in addition to any other rights and remedies it may be entitled to hereunder) will be authorized, following no less than five (5) Business Days prior written notice to MATC Celular (unless during such period MATC Celular diligently commences and pursues the cure of such failure), to pay any reasonable amount required to cure such failure or, if applicable, commence and prosecute any and all reasonable action or actions necessary to cure such failure as may be available to MATC Celular. Following any such payment by Lessee, Lessee will be entitled to withhold the full amount thereof from installments of rent or other payments next owing under this Agreement until such amount and charge have been fully credited.

         11.      EXPROPRIATION.

         If the whole or any substantial part of an MATC Site shall be taken by any public authority under the power of eminent domain (expropiacion) so as to materially interfere with Lessee's use and occupancy, then the Site Lease shall terminate as to such MATC Site so taken. Any Base Rent paid in advance shall be refunded to Lessee within thirty (30) days of Lessee's written demand.

         12.      INSURANCE.

         (a) Each Party shall carry during the term of each Site Lease, at its own cost and expense, the following insurance with respect to the MATC Sites and the Premises: (i) "All Risk" property insurance which insures the insuring party's property for its full replacement cost; and (ii) comprehensive general liability insurance with a commercial general liability endorsement having a minimum limit of liability of US$1,000,000.00 (one million Dollars 00/100 U.S. Cy.) with a combined limit for bodily injury and/or property damage for any one occurrence, and (iii) excess/umbrella coverage of US$5,000,000.00 (five million Dollars 00/100 U.S. Cy.). MATC Celular agrees to use its reasonable best efforts to require all Other Tenants who execute lease agreements with MATC Celular on or after the date first written above to maintain insurance coverage comparable (based on such Other tenant's equipment installation and use of a Site) to the coverage limits set forth in this Section 12(a).

         (b) Each Party shall name the other as an additional insured under its liability policy and require its insurance company to endeavor to give at least thirty (30) days' written notice of termination or cancellation of the policy to the additional insured. A certificate of such insurance, together with such endorsement, shall be delivered to the additional insured within thirty
(30) days from the Commencement Date for each Site Lease and before the expiration of any term thereof, from a licensed insurance company. All insurance certificates must contain an undertaking by the agents or brokers to notify the other party in writing not less than thirty (30) days before any material change, reduction in coverage, cancellation or termination of the insurance.

         (c) Lessee shall cause any contractor retained by Lessee to maintain in full force and effect during the term of any maintenance, work or repairs performed on Lessee's behalf at any MATC Site, insurance satisfying the coverage requirements described in Section 12(a) and to deliver, prior to the commencement of such work, an insurance certificate naming MATC Celular as an additional insured. Notwithstanding the foregoing, MATC Celular reserves the right to refuse to permit any person or company to climb any Tower. Lessee shall be solely responsible and liable to MATC Celular for Lessee's failure to obtain or deliver to MATC Celular the required insurance certificates from Lessee's approved contractor.

         13.      ASSIGNMENT.

         (a) This Master Lease or any Site Lease may be sold, assigned or transferred, in whole or in part, by MATC Celular (i) to any subsidiary and/or affiliate of MATC Celular; (ii) in the event of a sale, assignment or transfer of all or substantially all of MATC Celular's assets or stock in one or a series of related transactions; (iii) in the event of a sale, assignment or transfer of all or substantially all of MATC Celular's assets located within a particular Region (as such regions are defined in Section 13(b) below), and (iv) pursuant to any sale or transfer of any of MATC Celular's parent companies, or the mergers or corporate reorganizations of such parent companies. Any other assignment of this Master Lease or any Site Lease shall require the prior written consent of Lessee, which consent shall not be unreasonably withheld, conditioned or delayed

         (b) This Master Lease or any Site Lease may not be sold, assigned or transferred, in whole or in part, by Lessee without prior approval or consent of MATC Celular; provided, however, that notwithstanding anything to the contrary contained herein, Lessee may sublease any space on the Premises, transfer any of its rights and/or obligations under this Master Lease, Lessee's Improvements and Equipment and/or any Site Lease (i) to any subsidiary and/or Affiliate whose ownership or voting percentage is not modified to less than forty-five percent (45%) by any act or series of acts subsequent to the assignment that may cause Lessee to lose such percentage within two (2) years from the date of the assignment, provided that the respective permitted sublessee or assignee must execute a Joinder Agreement in the form of Exhibit E, before taking possession of the subleased Premises; (ii) in the event that such sale, assignment or transfer is associated with the sale of all or substantially all of Lessee's assets located within a particular Mexican Region (as such regions are commonly defined with respect to communication services as of the date of the execution of this Master Lease and hereinafter referred to as a "REGION(S)"), or (iii) pursuant to any sale or transfer of any of Lessee's parent companies, or the mergers or corporate reorganizations of such parent companies. MATC Celular may not unreasonably withhold, condition or delay such consent. In no event may Lessee sublease, sublicense, or permit shared use of the Premises by any party other than an Affiliate of Lessee in accordance with subsection 13(b)(i) herein; provided, however, that in the event that the applicable antenna structure is fully loaded and can not be structurally modified to accommodate any additional equipment, Lessee may sublease or sublicense the Premises to a third party with the prior written consent of MATC Celular, which consent shall not be unreasonably withheld or delayed.

         (c) Notwithstanding the foregoing, Lessee may, upon prior written notice to MATC Celular, mortgage or grant a security interest in Lessee's Improvements and Equipment to any bona fide unaffiliated institutional lender in connection with any bona fide financing by Lessee, and may assign its rights to Lessee's Improvements and Equipment to any such mortgagees or holders of security interests including their successors or assigns (hereinafter collectively referred to as "LESSEE MORTGAGEES"). In such event, MATC Celular shall execute such consent to leasehold financing as may reasonably be required by Lessee Mortgagees, in which MATC Celular will agree to notify Lessee and the Lessee Mortgagees simultaneously of any default by Lessee and to give Lessee Mortgagees the same right to cure any default as Lessee except that the cure period for any Lessee Mortgagee shall not be less than ten (10) days after receipt of the default notice.

         14.      WARRANTY OF TITLE AND QUIET ENJOYMENT; COMPLIANCE WITH LAWS.

         (a) MATC Celular warrants that: (i) MATC Celular will own or lease the MATC Site and the structure located thereon (if any) and will have rights of access thereto; (ii) MATC Celular has full right to make and perform this Master Lease; and (iii) MATC Celular covenants and agrees with Lessee that, according to article 2412 of the Civil Code for the Federal District and the applicable provisions of the Civil Codes of the jurisdictions where any MATC Site is located, upon Lessee paying the Base Rent and Additional Rent and observing and performing all the material terms, covenants and conditions on Lessee's part to be observed and performed, Lessee may peacefully and quietly have, hold and enjoy possession and use of the Premises; provided, however, that MATC Celular shall not be deemed to have breached any warranty provided in this Section 14 to the extent such breach is a result of MATC Celular commencing with construction of a MATC Site prior to obtaining all necessary Permits.

         (b) In the performance by each party to this Agreement of its respective obligations hereunder, the parties recognize and acknowledge that each party hereto shall be responsible for the personnel it employs to perform its respective obligations hereunder, including, without limitation, their ordinary and extraordinary salaries, vacations, Christmas bonus (aguinaldo), seniority payments (prima de antiguedad), disability payments, severance payments, contributions to the IMSS and INFONAVIT and any other existing obligation derived from the Federal Labor Law (Ley Federal de Trabajo) (collectively, "LABOR OBLIGATIONS"). Each party shall have no responsibility for the other party's Labor Obligations or to the other party's personnel or otherwise, and each party agrees to indemnify, defend and hold harmless the other party and its respective Affiliates, and their directors, officers and employees, from and against all Losses based upon any claim arising out of Labor Obligations. In the performance by the parties of their respective obligations under this Agreement, each of MATC Celular and Lessee agree to comply with any and all applicable laws of Mexico and, as applicable, the United States. Without limiting the generality of the foregoing, MATC Celular and Lessee each agree, in the performance of their respective obligations hereunder, to comply with the provisions of the Foreign Corrupt Practices Act of the United States.

         15.      MAINTENANCE AND REPAIRS.

         (a) Lessee shall perform all repairs necessary or appropriate to keep Lessee's Improvements and Equipment on or about the Premises or located on any appurtenant rights-of-way or access to the Premises in good and tenantable condition. Damage to Lessee's Improvements and Equipment resulting from the acts or omissions of MATC Celular shall be repaired by MATC Celular, at MATC Celular's cost and expense unless otherwise provided herein.

         (b) MATC Celular, at MATC Celular's sole cost and expense, shall maintain the MATC Sites and its improvements thereto in good order and repair, except acts resulting from act of god or force majeure (caso fortuito o fuerza mayor) which shall be repaired by MATC Celular as promptly as is practical under the circumstances; provided, however, that if Lessee's ability to provide service to its customers through Lessee's Improvements and Equipment is negatively affected, MATC Celular shall commence the repair of the facilities within twenty-four (24) hours and shall complete such repairs within the time period reasonably necessary to effect such repairs under the circumstances) following written notice from Lessee thereof. Notwithstanding the foregoing, MATC Celular shall have no obligation to maintain or repair air conditioners provided pursuant to the Build-to-Suit Agreement. Damage resulting from the acts or omissions of Lessee shall be repaired by Lessee, at Lessee's cost and expense unless otherwise provided herein.

         16.      MISCELLANEOUS.

         16.01 ENTIRE AGREEMENT. This Master Lease and the applicable Site Lease constitute the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to this Master Lease or any Site Lease must be in writing and executed by both parties.

         16.02 SEVERABILITY. If any provision of this Master Lease is invalid or unenforceable with respect to any party, the remainder of this Master Lease or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Master Lease shall be valid and enforceable to the fullest extent permitted by law.

         16.03 BINDING EFFECT. This Master Lease shall be binding on and inure to the benefit of the successors and permitted assignees of the respective parties.

         16.04 NOTICES. Any notice or demand required to be given herein shall be made by recognized overnight courier to the address of the respective parties set forth below:

         LESSEE:
                               Grupo Iusacell Celular, S.A. de C.V.,
                               Prol. Paseo da la Reforma 1236, 4th Floor
                               Col. Santa Fe, 05348 Mexico, D.F.
                               Attention: Vice President/Technical Operations Fax No.: (011) (525) 109-5407

         With a copy to:       Grupo Iusacell Celular, S.A. de C.V.
                               Prol. Paseo da la Reforma 1236, PH
                               Col. Santa Fe, 05348 Mexico, D.F.
                               Attention: General Counsel
                               Fax No.:  (011) (525) 109-5772

         MATC CELULAR:         MATC Celular, S. de R.L. de C.V.
                               Av. Paseo de la Reforma, 350
                               Col. Lomas de Chapultepec
                               Mexico City, Mexico
                               Attention: Kevin Corrigan
                               Fax No.: (011) (525) 240-2026

         With a copy to:       American Tower Corporation
                               116 Huntington Avenue
                               Boston, MA 02116
                               Attention: Bob Kellegrew, Esq.
                               Fax No.: (617) 375-7575

                               - and-

                               American Tower International
                               3200 Cobb Galleria Parkway, Suite 205
                               Atlanta, Georgia 30339
                               Attention: Dan Brooks
                               Fax No.: (770) 952-4999

         MATC Celular or Lessee may from time to time designate any other address for this purpose by written notice to the other party. All notices hereunder shall be deemed received upon actual receipt.

         16.05 GOVERNING LAW. This Master Lease shall be governed, to the extent applicable, by the Civil Code for the Federal District (of general application in federal matters) and other applicable federal laws of the United Mexican States ("Mexico"). The Site Leases shall be governed by the laws of the jurisdiction on which the corresponding MATC Sites are located, as specified in each Site Lease.

         16.06    [INTENTIONALLY OMITTED]

         16.07 COUNTERPARTS. All Exhibits to this Master Lease or any Site Lease may be executed in duplicate counterparts, each of which shall be deemed an original. This Master Lease and any Site Lease may be executed in as many counterparts as the parties deem necessary, each of which shall be deemed an original.

         16.08 LANGUAGE. This Master Lease is executed and each Site Lease will be executed in the English language; provided, however, that the parties hereto hereby irrevocably agree and accept that the Spanish translation of this Agreement attached hereto as Exhibit "C", is a true, accurate and complete translation of this Agreement that shall be used in the event that any party hereto brings a legal action or proceeding with respect to this Agreement and the parties hereto hereby waive any right to challenge the validity, truthfulness, accuracy or completeness of such Spanish translation.

         17.      TOWER MARKING AND LIGHTING REQUIREMENTS.

         For each MATC Site, MATC Celular shall be responsible for compliance with all marking and lighting requirements under applicable laws and regulations in Mexico, provided that if the requirement for compliance results from Lessee's Improvements and Equipment, Lessee shall pay for the reasonable costs and expenses therefor.

         18.      INDEMNITY.

         (a) Each party hereto ("INDEMNIFYING PARTY") agrees to compensate the other party for damages and to defend, indemnify and to hold the other party harmless from all claims (including reasonable attorneys' fees, costs and expenses of defending against such claims) incurred and arising from the negligent acts or omissions of the Indemnifying Party or its agents, employees, engineers, contractors, subcontractors, or invitees in or about the Premises or arising from the Indemnifying Party's default pursuant to this Master Lease or the applicable Site Lease. Except as otherwise specifically provided herein to the contrary, it is understood and agreed that all property kept, installed, stored, or maintained in or upon the Premises by Lessee shall be so installed, kept, stored, or maintained at Lessee's risk. Neither party hereto shall be responsible for any loss or damage to equipment owned by the other party which might result from tornadoes, lightning, wind storms, hail, flying debris, or other acts of God (caso fortuito o fuerza mayor). The indemnities described in this Section shall survive termination of this Master Lease or the applicable Site Lease.

         (b) Notwithstanding any provision of this Master Lease to the contrary (other than Section 5 hereof), each party hereby waives the right to recover consequential (including lost profits), punitive, exemplary and similar damages and the multiplied portion of damages except to the extent such damages are suffered by such party in connection with an action initiated by a third party.

         19.      HAZARDOUS SUBSTANCES.

         Lessee agrees that it will not use, generate, store or dispose of any hazardous material on, under, about or within the MATC Sites in violation of any law or regulation. MATC Celular represents, warrants and agrees (i) that neither MATC Celular nor, to MATC Celular's knowledge, any third party has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any hazardous material on, under, about or within the Build-to-Suit Sites in violation of any law of regulation, unless otherwise disclosed in the applicable Site Lease and (ii) that MATC Celular will not generate, store or dispose of any hazardous material on, under, about or within the MATC Sites in violation of any law or regulation. MATC Celular and Lessee each agree to defend, indemnify and hold harmless the other party and the other party's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorneys' fees and costs) arising from any breach of any representation, warranty or agreement contained in this Section. As used in this Section 19, "Hazardous Material" shall mean petroleum or any petroleum product, asbestos, and/or any substance, chemical or waste that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation. This Section shall survive the termination of this Master Lease.

         20. REPLACEMENT OR RECONSTRUCTION OF TOWER BY MATC CELULAR. Notwithstanding anything to the contrary contained herein, Lessee acknowledges and agrees that MATC Celular reserves the right to replace or rebuild an existing structure or the top of any structure upon no less than sixty (60) days prior written notice to Lessee, provided, however, that in the event of such replacement, MATC Celular shall provide Lessee with suitable space at the MATC Site during the construction period to permit the continued operation of Lessee's Improvements and Equipment and MATC Celular shall be solely responsible for the costs associated with removing and re-installing the Lessee's Improvements and Equipment on the replacement structure. MATC Celular also expressly reserves the right to erect one or more towers on the MATC Site, subject to MATC Celular's obligations to Lessee pursuant to Section 8 of this Master Lease. In no event shall Lessee's Base Rent be abated in any manner during any period of construction of the Tower or candelabra so long as Lessee is capable of continuing to operate its equipment from a temporary location on the MATC Site. Lessee acknowledges and agrees that it will reasonably cooperate with MATC Celular in any actions, filings, or permits which may be required for MATC Celular to exercise its rights under this Section 20. In the event that the replacement space provided to Lessee fails to meet Lessee's RF standards, Lessee shall reserve the right to terminate the applicable Site Lease upon thirty (30) days notice to MATC Celular without any further obligation of either party to the other hereunder.

         21. CONFIDENTIALITY. The parties agree to hold the economic terms and conditions of this Agreement in strict confidence, and shall bind its employees, affiliates, advisors, representatives and agents to keep such economic terms in strict confidence, and not to make any disclosure with respect thereto, publicly or privately, other than as is jointly agreed to by the parties or as is required by applicable law (of any applicable country), including the rules and regulations of the Mexican National Banking and Securities Commission, the Securities and Exchange Commission, and the stock exchange rules or regulations. If a public statement by either party is determined to be required by law or stock exchange rules or regulations, the other party shall have the right to review and comment on such statement prior to its release to the extent practicable. Except as otherwise provided above, without the prior written consent of the other party, no party shall at any time disclose any such economic terms to any third party not bound by the confidential duty. The provisions contained herein shall survive termination of this Agreement and shall remain in full force and effect for a term of five (5) years after termination of this Agreement.

         22.      DISPUTE RESOLUTION.

         A.       Master Lease.

         Any dispute among the parties hereto shall be resolved in accordance with the arbitration provisions of this Section:

         (a) Any party may give the other written notice that a dispute exists (a "NOTICE OF DISPUTE"). The Notice of Dispute shall include a statement of such party's position. All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party.

         (b) Prior to initiating the arbitration proceedings described in paragraph (c) below, either party to this Agreement may call a special meeting for the resolution of a dispute and such meeting shall be held at a mutually agreeable location within twenty (20) Business Days of a written request, which request shall specify in reasonable detail the nature of the dispute to be resolved at the meeting. The meeting shall be attended by representatives of the parties to the Agreement and such representatives shall attempt in good faith to resolve the dispute. If the dispute has not been resolved within five (5) Business Days after the special meeting has been held, a senior corporate manager of Lessee and MATC Celular, each with full authority to settle the dispute, shall meet and attempt in good faith to resolve the dispute within ten
(10) Business Days after the initial special meeting.

         (c) Any controversy or claim arising out of or relating to this Master Lease and/or the breach, termination or validity thereof, or the transactions contemplated herein, if not settled by negotiation as set forth in subsection (b) above, shall be settled by arbitration in the city of Mexico City, Mexico, in accordance with the American Arbitration Association Rules for Commercial Disputes, by three arbitrators, two of which will be appointed by the parties and the third arbitrator to be appointed by the arbitrators so appointed, or if no consent is reached, by the American Arbitration Association under applicable rules. The arbitration proceedings shall be conducted in the English language in accordance with the arbitration rules of the American Arbitration Association. The award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

         (d) It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five (5) business days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this subsection shall not be a basis for challenging the award.

         (d) The arbitrators shall instruct the non-prevailing party(ies) to pay all costs of the proceedings, including the fees and expenses of the arbitration and the reasonable attorneys' fees and expenses of the prevailing party(ies). If the arbitrators determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

         B.       Site Leases.

         For everything exclusively and specifically related to any particular Site Lease, the breach, termination or validity thereof, or the transactions contemplated therein or any legal action or proceeding with respect thereto, the parties hereto expressly and irrevocably submit to the jurisdiction of the competent courts of the jurisdiction in which the relevant MATC Site is located, and by the execution and delivery of this Master Lease, each of the parties hereto expressly and irrevocable waives the jurisdiction of any other court to which they may be entitled by reason of their respective present or future domiciles or for any other reason.

         IN WITNESS WHEREOF, the parties have executed this Master Lease as of the date first above written.

         GRUPO IUSACELL CELULAR, S.A. DE C.V.

         By: /s/ Peter H. Burrowes
             ________________________________
         Name:  Peter H. Burrowes
         Title: President and General Director

         MATC CELULAR, S. DE R.L. DE C.V.

         By: /s/ J. Michael Gearon
             ________________________________
         Name:  J. Michael Gearon
         Title: Attorney-in-Fact

                                    EXHIBIT A

                   AMENDED & RESTATED BUILD-TO-SUIT AGREEMENT

                                   EXHIBIT B-1
                   FORM OF SITE LEASE FOR BUILD-TO-SUIT SITES

 [This is intended by the parties hereto to be a sample, which shall be modified by the mutual agreement of the parties hereto, from time to time]

                                                                   [Date]
[LESSEE]

Attention Mr._________________

         This Site Lease is issued by MATC Celular, S. de R.L. de C.V. ("MATC Celular") under terms of that certain Amended and Restated Master Lease Agreement (the "Master Lease") dated May 16, 2002, entered into by and between MATC Celular and Grupo Iusacell Celular, S.A. de C.V. ("Lessee").

         Terms not otherwise defined herein shall have the meaning assigned to them in the Master Lease or the Amended and Restated Build to Suit Agreement, of even date, entered into by and between MATC Celular and Lessee (the "Build to Suit Agreement").

         [IF APPLICABLE: A COPY OF THE PRIME LEASE RELATING TO THE MATC SITE COVERED BY THIS SITE LEASE IS ATTACHED TO THIS SITE LEASE AS ATTACHMENT A.]

SECTION 1. TOWER INFORMATION:

         Tower Name:             ______________            Coordinates: _______
         Tower Number:           ______________
         City, State and Region: ______________________________________________
         This Site is a Build-to-Suit Site

SECTION 2. RENT AND TERM:

         (a) Commencement Date: The Commencement Date of this Site Lease shall be the first to occur of (A) the date specified in the Completion Certificate if accepted by Lessee or Lessee issues a Provisional Acceptance Notice, or (B) the date of expiration of the Inspection Term, as specified in Section 4.03 of the Build-to-Suit Agreement.

         (b) Base Rent: The initial Base Rent, calculated in accordance with Section 5 of the Master Lease, shall be US$________________________, plus value added tax. Base Rent shall be due and payable in accordance with Section 5(d) of the Master Lease and shall be adjusted from time to time in accordance with the provisions of the Master Lease, including without limitation, Section 5(b) thereof.

         (c) Additional Rent: The initial Additional Rent shall be the amount calculated based on the Initial Equipment Description and Lessee's Per Capita Share, plus value added tax. Additional Rent shall be adjusted from time to time in accordance with the provisions of the Master Lease, including, without limitation, Section 5(b), 5(c) and 7(c) thereof.

         (d)      Lessee's Per Capita Share shall be calculated pursuant to
                  Section 5(c) of the Master Lease.

         (e) Refer to Section 4 of the Master Lease for the duration of the Term (including renewal periods) and Section 5 of the Master Lease for the annual escalation of the Rent. The provisions of
                  Section 5 of the Master Lease shall apply to all matters related to the Rent and not expressly provided for herein.

SECTION 3. LOCATION/IDENTIFICATION OF PREMISES

                  Height of Center of Radiation for RF Antennas (center point of 20 foot expanse comprising the "Premises"):___________________

SECTION 4. LESSEE'S IMPROVEMENTS AND EQUIPMENT INFORMATION:

         (a) The Initial Equipment Description, presented by Lessee in connection with this Site and duly signed by the parties, is attached hereto as Attachment B (the "Initial Equipment Description").

         (b)      Lessee shall deliver to MATC Celular, within a term of thirty
                  (30) calendar days as of the Commencement Date, the Final Equipment Report that contains the information set forth in Attachment C hereto (the "Final Equipment Report"). Any equipment in excess of the Structural Capacity required for the Maximum Equipment or located outside the Premises will be subject to Additional Rent. The Final Equipment Report furnished by Lessee will not bind MATC Celular, unless accepted in writing by MATC Celular, and the acceptance thereof shall not constitute a waiver by MATC Celular of any of its rights or remedies under this Site Lease or the Master Lease. The parties agree that upon preparation by the Lessee and delivery to MATC Celular of the Final Equipment Report, said report, duly signed by the parties, shall be added to and become part of this Site Lease.

         (c) During the period beginning on the Commencement Date and ending on the earlier of (i) Lessee's delivery of the Final Equipment Report to MATC Celular, and (ii) thirty (30) days after the Commencement Date (the "Installation Period"), Lessee may install Lessee's Improvements and Equipment. Lessee's Improvements and Equipment installed during the Installation Period may not exceed the Structural Capacity required for the Maximum Equipment, nor may it be located outside of the Premises.

         (d) In the event Lessee does not furnish the Final Equipment Report to MATC Celular within the thirty (30)-day term referred to in paragraph (b) above, MATC Celular shall have the right, to perform all actions it deems appropriate to gather the information that the Final Equipment Report shall contain. Lessee hereby agrees to reimburse to MATC Celular, within thirty (30) days following receipt of the corresponding invoice from MATC Celular, all costs and expenses incurred by MATC Celular for the preparation and completion of the Final Equipment Report and the obtaining of the information necessary to that effect, and further agrees to pay to MATC Celular, liquidated damages resulting from the failure to deliver the Final Equipment Report referred to above, in an amount equal to 25% (twenty five per cent) of the total amount of said costs and expenses, which shall be duly documented.

         (e) If a Final Equipment Report is provided by Lessee in accordance with Section 4(b), the Additional Rent payable pursuant to this Site Lease shall be adjusted, beginning on the date on which the Equipment Report is delivered to MATC Celular, to account for the additional equipment listed in the Final Equipment Report. If MATC Celular exercised its rights to gather information pursuant to Section 4(d), MATC Celular shall be entitled to adjust the Additional Rent payable by Lessee, based on the results of the information gathered pursuant to such Section 4(d), retroactively to the date on which the Final Equipment Report was due hereunder, and Lessee shall pay such additional amount within five (5) calendar days following receipt of an invoice from MATC Celular. If a Final Equipment Report is not provided pursuant to Section 4(b) and MATC Celular does not exercise its rights pursuant to Section 4(d), Additional Rent shall continue to be based on the information provided in the Initial Equipment Description, subject to Section 6.

SECTION 5. RENT AND TERM TO INSTALL NEW EQUIPMENT AND MICROWAVE EQUIPMENT

         (a) In the event that after the expiration of the Installation Period, Lessee wishes to install Improvements and Equipment outside of the Premises or exceeding the Base Capacity in accordance with Section 7(c) of the Master Lease, such Lessee's Improvements and Equipment shall be considered as New Equipment.

         (b) In the event that Lessee wishes to install equipment considered as New Equipment, Lessee shall deliver to MATC Celular, a request in the form established by MATC Celular to that effect, MATC Celular and Lessee shall enter into a new Site Lease, in accordance with the terms of the Master Lease, including without limitation Section 7(c).

SECTION 6. DEFAULT DUE TO INSTALLATION OF NEW EQUIPMENT

In the event that MATC Celular finds, through a Site audit, additional equipment to that set forth in the Equipment Report or in the Initial Equipment Description (or in the event the Equipment Report has not been delivered to MATC Celular pursuant to Section 4(b) and MATC Celular has not exercised its rights pursuant to Section 4(d)) ("Non-Reported Equipment"), MATC Celular may, at its discretion, exercise its rights under the Master Lease and/or cause Lessee to pay Base Rent and Additional Rent for the Not Reported Equipment, from the Commencement Date, plus any late fees applicable pursuant to the Master Lease, plus an amount equal to twenty-five percent (25%) of the Base Rent and Additional Rent as liquidated damages.

SECTION 7. INTERPRETATION

In the event of doubts in the interpretation or conflict between the provisions of this Site Lease and the Master Lease, the provisions of the Master Lease shall prevail.

         [INFORMATION SIMILAR TO THAT PROVIDED ABOVE SHALL BE PROVIDED FOR ALL MICROWAVE AND PAGING EQUIPMENT INSTALLED ON THE SITE, AS APPLICABLE]

SITE DRAWINGS/STRUCTURALS (IF ANY) ARE ATTACHED TO THIS EXHIBIT B-1 AS ATTACHMENT D.

Disclosure of environmental conditions required pursuant to Section 19 of the Master Lease:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         Upon signature of this Site Lease, the Lessee agrees to be bound by the provisions of the Master Lease. Any of the parties may cause this Site Lease and the Master Lease to be registered at the Public Registry of Property of the location of the Premises, as specified above.

_______________________________                 MATC Celular, S. de R.L. de C.V.

_______________________________                 ________________________________
By:                                             By:
Position:                                       Position:
Date:                                           Date:

              Attachment A to Exhibit B-1, Build to Suit Site Lease

                              Copy of Ground Lease

              Attachment B to Exhibit B-1, Build to Suit Site Lease

                          Initial Equipment Description

              Attachment C to Exhibit B-1, Build to Suit Site Lease

                           Final Equipment Description

         LESSEE'S IMPROVEMENTS AND EQUIPMENT TO BE INSTALLED ON TOWER:

-----------------------------------------------------------------------------------------------------------
                                      #1                #2                #3                    #4
-----------------------------------------------------------------------------------------------------------
QUANTITY:
-----------------------------------------------------------------------------------------------------------
MANUFACTURER:
-----------------------------------------------------------------------------------------------------------
TYPE & MODEL #:
-----------------------------------------------------------------------------------------------------------
ANTENNA WEIGHT/LENGTH:
-----------------------------------------------------------------------------------------------------------
LINE TYPE:
-----------------------------------------------------------------------------------------------------------
LINE QUALITY & DIAMETER:
-----------------------------------------------------------------------------------------------------------
ANTENNA MOUNT HEIGHT
-----------------------------------------------------------------------------------------------------------
TOWER LEG:
-----------------------------------------------------------------------------------------------------------
DIRECTION OF RADIATION:
-----------------------------------------------------------------------------------------------------------
REQUESTED MOUNTING POSITION:
-----------------------------------------------------------------------------------------------------------

         TRANSMISSION AND OTHER EQUIPMENT TO BE LOCATED IN LESSEE'S EQUIPMENT
         BUILDING:

-------------------------------------------------------------------------------------------------------
                                      #1                #2                #3                #4
-------------------------------------------------------------------------------------------------------
NUMBER OF CABINETS:
-------------------------------------------------------------------------------------------------------
# OF TRANSMITTERS PER
CABINET:
-------------------------------------------------------------------------------------------------------
MANUFACTURER:
-------------------------------------------------------------------------------------------------------
TYPE & MODEL #:
-------------------------------------------------------------------------------------------------------
TYPE OF SERVICE:
-------------------------------------------------------------------------------------------------------
RACK DIMENSIONS:
-------------------------------------------------------------------------------------------------------
RATED POWER:
-------------------------------------------------------------------------------------------------------
CALL SIGN:
-------------------------------------------------------------------------------------------------------
TX FREQUENCY:
-------------------------------------------------------------------------------------------------------
RX FREQUENCY:
-------------------------------------------------------------------------------------------------------
ELEC. SERVICE AMPS/VOLTS:
-------------------------------------------------------------------------------------------------------
NUMBER OF OUTLETS:
-------------------------------------------------------------------------------------------------------
POWER OUTLETS:
-------------------------------------------------------------------------------------------------------
ERP:
-------------------------------------------------------------------------------------------------------
DIMENSIONS (W" X D" X H")
-------------------------------------------------------------------------------------------------------
COMBINER/# OF PORTS:
-------------------------------------------------------------------------------------------------------
CABINET ALSO CONTAINS:
-------------------------------------------------------------------------------------------------------
GROUND SPACE DIMENSION (IF
APPL):
-------------------------------------------------------------------------------------------------------

         [INFORMATION SIMILAR TO THAT PROVIDED ABOVE SHALL BE PROVIDED FOR ALL MICROWAVE AND PAGING EQUIPMENT INSTALLED ON THE SITE, AS APPLICABLE]

              Attachment D to Exhibit B-1, Build to Suit Site Lease

                            Site Drawings/Structurals

                                   EXHIBIT B-2
                   FORM OF SITE LEASE FOR MATC EXISTING SITES

[This is intended by the parties hereto to be a sample, which shall be modified by the mutual agreement of the parties hereto, from time to time]

                                                                   [Date]
[LESSEE]

Attention Mr.__________________

         This Site Lease is issued by MATC Celular, S. de R.L. de C.V. ("MATC Celular") under terms of that certain Amended and Restated Master Lease Agreement (the "Master Lease Agreement") dated May 16, 2002, entered into by and between MATC Celular and Grupo Iusacell Celular, S.A. de C.V. ("Lessee").

         Terms not otherwise defined herein shall have the meaning assigned to them in the Master Lease Agreement or the Amended and Restated Build to Suit Agreement, of even date, entered into by and between MATC Celular and Lessee.

         [IF APPLICABLE: A COPY OF THE PRIME LEASE RELATING TO THE MATC SITE COVERED BY THIS SITE LEASE IS ATTACHED TO THIS EXHIBIT B-2 AS ATTACHMENT A.]

TOWER INFORMATION:

         Tower Name:             ______________             Coordinates: ______
         Tower Number:           ______________
         City, State and Region: ______________________________________________
         This Site is a MATC Existing Site

RENT AND TERM:

                  Commencement Date: ____________________

                  Rent: $ ________________________, payable monthly in
                  accordance with the terms of the Master Lease Agreement, except for the first Rent payment which will be payable within twenty (20) Business Days following the Commencement Date.

                  Refer to Section 4 of the Master Lease for the duration of the Term (including renewal periods) and Section 5(b) of the Master Lease for the annual escalation of the Rent.

LOCATION/IDENTIFICATION OF PREMISES

                  Height of Center of Radiation (center point of 20 foot expanse comprising the "Premises"):_______________________

LESSEE'S IMPROVEMENTS AND EQUIPMENT INFORMATION:

         Call Sign:      ______________         RX Frequency: ___________
         Antenna Height: ______________         Antenna Type: ___________
         TX Frequency:   ______________         Trans. Line: ____________

         THE SPACE TO BE LEASED FOR THE LOCATION OF LESSEE'S EQUIPMENT SHELTER IS DESCRIBED ON ATTACHMENT B ATTACHED TO THIS EXHIBIT B-2.

         LESSEE'S IMPROVEMENTS AND EQUIPMENT TO BE INSTALLED ON TOWER:

-----------------------------------------------------------------------------------------------------------
                                      #1                #2                #3                    #4
-----------------------------------------------------------------------------------------------------------
QUANTITY:
-----------------------------------------------------------------------------------------------------------
MANUFACTURER:
-----------------------------------------------------------------------------------------------------------
TYPE & MODEL #:
-----------------------------------------------------------------------------------------------------------
ANTENNA WEIGHT/LENGTH:
-----------------------------------------------------------------------------------------------------------
LINE TYPE:
-----------------------------------------------------------------------------------------------------------
LINE QUALITY & DIAMETER:
-----------------------------------------------------------------------------------------------------------
ANTENNA MOUNT HEIGHT
-----------------------------------------------------------------------------------------------------------
TOWER LEG:
-----------------------------------------------------------------------------------------------------------
DIRECTION OF RADIATION:
-----------------------------------------------------------------------------------------------------------
REQUESTED MOUNTING POSITION:
-----------------------------------------------------------------------------------------------------------

         TRANSMISSION AND OTHER EQUIPMENT TO BE LOCATED IN LESSEE'S EQUIPMENT
         BUILDING:

-------------------------------------------------------------------------------------------------------
                                      #1                #2                #3                #4
-------------------------------------------------------------------------------------------------------
NUMBER OF CABINETS:
-------------------------------------------------------------------------------------------------------
# OF TRANSMITTERS PER
CABINET:
-------------------------------------------------------------------------------------------------------
MANUFACTURER:
-------------------------------------------------------------------------------------------------------
TYPE & MODEL #:
-------------------------------------------------------------------------------------------------------
TYPE OF SERVICE:
-------------------------------------------------------------------------------------------------------
RACK DIMENSIONS:
-------------------------------------------------------------------------------------------------------
RATED POWER:
-------------------------------------------------------------------------------------------------------
CALL SIGN:
-------------------------------------------------------------------------------------------------------
TX FREQUENCY:
-------------------------------------------------------------------------------------------------------
RX FREQUENCY:
-------------------------------------------------------------------------------------------------------
ELEC. SERVICE AMPS/VOLTS:
-------------------------------------------------------------------------------------------------------
NUMBER OF OUTLETS:
-------------------------------------------------------------------------------------------------------
POWER OUTLETS:
-------------------------------------------------------------------------------------------------------
ERP:
-------------------------------------------------------------------------------------------------------
DIMENSIONS (W" X D" X H")
-------------------------------------------------------------------------------------------------------
COMBINER/# OF PORTS:
-------------------------------------------------------------------------------------------------------
CABINET ALSO CONTAINS:
-------------------------------------------------------------------------------------------------------
GROUND SPACE DIMENSION (IF
APPL):
-------------------------------------------------------------------------------------------------------

         [INFORMATION SIMILAR TO THAT PROVIDED ABOVE SHALL BE PROVIDED FOR ALL MICROWAVE AND PAGING EQUIPMENT INSTALLED ON THE SITE, AS APPLICABLE]

SITE DRAWINGS/STRUCTURALS (IF ANY) ARE ATTACHED TO THIS EXHIBIT B-2 AS ATTACHMENT C.

Disclosure of environmental conditions required pursuant to Section 19 of the Master Lease:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         Upon signature of this Site Lease, the Lessee agrees to be bound by the provisions of the Master Lease. Any of the parties may cause this Site Lease and the Master Lease to be registered at the Public Registry of Property of the location of the Premises, as specified above.

________________________________                MATC Celular, S. de R.L. de C.V.

________________________________                ______________________________
By:                                             By:
Position:                                       Position:
Date:                                           Date:

Attachment A to Exhibit B-2:  Ground Lease
Attachment B to Exhibit B-2:  Space for Equipment Shelter
Attachment C to Exhibit B-2:  Site Drawings/Structurals

                                   EXHIBIT "C"

                               SPANISH TRANSLATION

                                   EXHIBIT "D"

                                ACCESS PROCEDURES

[This is intended by the parties hereto to be a sample, which shall be modified by the mutual agreement of the parties hereto, from time to time]

1. So long as the work to be performed at the MATC Site is ground-based only, Lessee shall have the right to enter the MATC Site at anytime during the Term, without notice to MATC Celular, in accordance with Section 7(f).

2. Except for emergency situations, in the event that Lessee or any of its employees, representatives, agents, contractors, or subcontractors enters the MATC Site to perform any form of maintenance, repair, installation, or inspection of any equipment located on the tower structure, Lessee must contact MATC Celular no less than seven (7) days prior to such visit as follows:

         a. Call and personally speak with the Director of Operations at 55-5-240-2000.

         b. Fax a notification of the type of work to be performed, date and time of intended visit to the Director of Operations at fax number 55-5-240-2026.

3. In the event of an emergency situation in which Lessee or any of its employees, representatives, agents, contractors, or subcontractors needs to enter the MATC Site to perform emergency repairs, to the extent possible, Lessee shall attempt to contact the Director of Operations at 55-5-240-2000 by telephone or shall leave a message for the Director of Operations prior to their entrance to the MATC site and may enter such MATC Site if they have not had any contact with the Director of Operations within two hours after leaving such message. In the event that such contact or message is not possible, Lessee shall personally speak with the Director of Operations as soon as practicable after the emergency repairs have been made (but in no event more than twenty-four hours).

                                   EXHIBIT "E"

                                 FORM OF JOINDER

                              JOINDER TO AGREEMENT

         This Joinder to that certain Amended & Restated Master Lease Agreement dated May 16, 2002 by and between GRUPO IUSACELL CELULAR, S.A. DE C.V., for and on behalf of itself and its Affiliates, and MATC CELULAR, S. DE R.L. DE C.V. (" the Agreement") is executed by the undersigned, Grupo Iusacell, S.A. de C.V., and MATC Celular, S. de R.L. de C.V. in accordance with the provisions of
Section 2.01(b) of the Agreement. The undersigned hereby joins in the execution and delivery of the Agreement, makes the representations set forth in the Agreement, and agrees that the undersigned shall be deemed to be a Lessee for all purposes under the Agreement. The undersigned agrees to be bound by all terms, covenants and conditions contained in the Agreement, as a Lessee as defined therein, as if the undersigned were an original party to the Agreement.

Date:

                                                ________________________________
                                                By:
                                                Name:
                                                Title:

AGREED TO AND ACKNOWLEDGED BY:                  AGREED TO AND ACKNOWLEDGED BY:

GRUPO IUSACELL CELULAR, S.A. DE C.V.            MATC CELULAR, S. DE R.L. DE C.V.

________________________________                ________________________________
By:                                             By:
Name:                                           Name:
Title:                                          Title:

                                   EXHIBIT "F"

                               MICROWAVE FORMULAE

Solids
..75 X height on tower (ft) X diameter of the dish (ft) = Monthly Fee

Grids
..50 X height on tower (ft) X diameter of the dish (ft) = Monthly Fee

All such amounts will remain subject to the three percent (3%) annual increase contained in Section 5(b) of this Master Lease